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                                                                      Exhibit 23
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 14, 2001, included in this Form 11-K for the plan year ended December 31, 2000, into Trustmark Corporation's previously filed Registration Statement File Number 333-07141. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.




/s/ Arthur Andersen LLP
-----------------------
    Arthur Andersen LLP



Jackson, Mississippi
June 29, 2001